        Exhibit 5.1
February 21, 2025
Restaurant Brands International Inc.
5707 Blue Lagoon Drive, Miami, Florida 33126
130 King Street West, Suite 300
Toronto, Ontario M5X 1E1
Canada

Ladies and Gentlemen:
We have acted as counsel to Restaurant Brands International Inc., a Canadian corporation (“RBI”), in connection with the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2025 relating to the offering by RBI from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of: (i) common shares of RBI, no par value (“Common Shares”); (ii) senior debt securities of RBI (“Senior Debt Securities”) and subordinated debt securities of RBI (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”) each of which may be issued in one or more series; and/or (iii) warrants to purchase Common Shares or Debt Securities (the “Warrants”) in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and any supplement thereto (a “Prospectus Supplement”) and as will be designated by RBI at the time of the applicable offering. The Common Shares, the Debt Securities and the Warrants are hereinafter referred to, collectively, as the “Securities.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
a. the Registration Statement;
b. the form of Senior Indenture to be entered into between RBI and the entity named therein, as trustee (the “Trustee”), in the form filed as an exhibit to the Registration Statement;
c. the form of Subordinated Indenture to be entered into between RBI and the Trustee in the form filed as an exhibit to the Registration Statement;
d. the Articles of Incorporation of RBI, as amended to the date hereof;
e. the By-laws of RBI, as currently in effect;
f. certain resolutions adopted by the Board of Directors of RBI (the “Board”) relating to the registration of the Securities and related matters; and
g. such corporate records of RBI, certificates of public officials, officers of RBI and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.
As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of RBI and documents furnished to us by RBI without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

February 21, 2025

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by RBI and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; we are of opinion that:

1. With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) the Trustee has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable, (B) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by RBI to the Trustee, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters and (E) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion with respect to our opinion regarding any Securities into or for which such Debt Securities may be convertible, exchangeable or redeemable) will be validly issued and will constitute valid and binding obligations of RBI, enforceable against RBI in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

2. With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by RBI and the warrant agent appointed by RBI, and the depositary appointed by RBI, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate warrant agreement or agreements (and assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action) and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or authorized officers of RBI upon payment of the consideration therefor provided for therein, the Warrants will be validly issued and will constitute valid and binding obligations of RBI, enforceable against RBI in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York and we have not considered and express no opinion on the effect of any laws or the laws of any other state or jurisdiction, including state and federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

/s/ Greenberg Traurig, P.A.
Greenberg Traurig, P.A.